Exhibit 10.44

Mutual Letter of Termination

ATTN: ATHENEX, INC. (formerly known as "KINEX PHARMACEUTICALS, LLC.") (hereinafter "Athenex")

1001 Main Street, Suite 600,
Buffalo, NY 14203

Date: 2018.08.20

To Whom It May Concern at Athenex

Dear Sirs,

Reference is made to the existing License Agreement by and between Athenex and Hanmi dated April 7, 2011 (hereinafter "License Agreement") concerning the compound KX01. Pursuant to Article 8.2(a) of said License Agreement, Athenex and Hanmi hereby mutually agree to terminate the License Agreement effective immediately, including any and all rights and obligations of the Parties thereunder, except for Article 8.3 of the License Agreement and those rights and obligations which shall survive termination of the License Agreement as set forth in said Article 8.3.

Sincerely yours,

By: /s/ Se Chang Kwon

Se Chang Kwon

Chief Executive Officer

Athenex hereby expresses its acceptance and agreement to the terms of this Letter via signature by its authorized personnel below:

By: /s/ Johnson Lau

Johnson Lau

Chief Executive Officer